EXHIBIT 10.51

TERMS OF DEFERRED STOCK UNIT AWARD AGREEMENT WITH CERTAIN EXECUTIVE OFFICERS

The form of Deferred Stock Unit Award Agreement (the “Agreement”), filed as Exhibit 10.6 to the Registrant's Quarterly Report on From 10-Q for the quarterly period ended June 30, 2008, contains blanks where the executive's name, target number of shares, grant date, vesting date, performance period, shortened performance period start date, and months in term provided under the Agreement vary for each executive.

On January 17, 2012, performance share awards were granted providing certain executives the opportunity to earn common stock, the number of which is determined pursuant to, and subject to the attainment of, performance goals. The performance share awards were granted with a term of 36 months and vest on January 17, 2015. The performance period is January 1, 2012 through December 31, 2014. If applicable, the shortened performance period start date is January 1, 2012. The target number of performance shares awarded to each executive is listed below.

Executive Officer	Target number of shares
Joseph J. MarcAurele	11,100
David V. Devault	4,400
Stephen M. Bessette	3,200
Galan G. Daukas	5,700
Mark K.W. Gim	3,200
Barbara J. Perino	3,200